THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF ANY STATE AND MAY NOT BE SOLD OR OFFERED FOR SALE IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES OR AN OPINION OF COUNSEL OR OTHER EVIDENCE ACCEPTABLE TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED.

RESTRICTED STOCK AGREEMENT

THIS RESTRICTED STOCK AGREEMENT (the “Agreement”), dated as of December 28, 2011 is made by and between World Surveillance Group Inc., a Delaware corporation (“Company”), and Daniyel Erdberg, Glenn D. Estrella, Barbara M. Johnson, and W. Jeffrey Sawyers (collectively, the “Employees”, and each individually, an “Employee”, and together with the Company, the “Parties”, or each individually, a “Party”).

WHEREAS, the Compensation Committee of the Company’s Board of Directors has granted an aggregate of 10.75 million shares (the “Shares”) of common stock, par value $0.00001 per share, of the Company (the “Common Stock”) to the Employees in such individual amounts as set forth below each Employee’s name on the signature page hereto, as compensation in connection with various performance goals; and

WHEREAS, the Parties agree that the Shares shall be subject to the restrictions set forth below in this Agreement.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which the parties hereby acknowledge the parties agree as follows:

1.      Grant. On the terms and conditions and subject to the restrictions, including forfeiture, hereinafter set forth, the Company hereby grants to each Employee, and each Employee hereby accepts, a restricted stock award of that number of Shares as set forth below such Employee’s name on the signature page hereto.  The grants are made effective as of the date hereof (the “Effective Date”).  The Shares shall be issued in book-entry or stock certificate form in the names of the Employees as of the Effective Date and delivered to the Employees on the Effective Date or as soon thereafter as practicable.

2.     Taxes. The Company shall pay all payroll and other taxes in connection with this grant and the issuance of the Shares owing either by the Company and/or the Employees (other than individual income taxes and/or capital gains taxes on any subsequent sale by the Employee of the Shares). The Company shall bonus to each Employee in cash no later than ten (10) business days before the date such taxes are due the amount of any such taxes due and payable by such Employee in connection with this grant and the issuance of the Shares.

3.     Representations and Warranties and Covenants. Each Party hereby represents, warrants and covenants to the other Party, on behalf of itself and no other Party, as follows:

a.     No Registration. The Employee understands that none of the Shares have been, nor will be, registered under the Securities Act of 1933, as amended (the “Securities Act”) by reason of a specific exemption from the registration provisions of the Securities Act, the availability of which depends upon, among other things, the bona fide nature of the investment intent and the accuracy of such Employee’s representations as expressed herein or otherwise made pursuant hereto.

b.     Investment Intent. The Employee is acquiring the Shares for investment for its own account, not as a nominee or agent, and not with the view to, or for resale in connection with, any distribution thereof, and such Employee has no present intention of selling, granting any participation in, or otherwise distributing the same. The Employee further represents that it does not have any contract, undertaking, agreement or arrangement with any person or entity to sell, transfer or grant participation to such person or entity or to any third person or entity with respect to the Shares.

c.     Investment Experience. The Employee, either alone or together with its representatives, has substantial experience in evaluating and investing in private placement transactions of securities in companies similar to the Company and acknowledges that the Employee can protect its own interests. The Employee has such knowledge and experience in financial and business matters so that such Employee is capable of evaluating the merits and risks of its investment in the Company.

d.     Speculative Nature of Investment. Such Employee understands and acknowledges that the Company has a limited financial and operating history and that an investment in the Company is highly speculative and involves substantial risks. Such Employee can bear the economic risk of such Employee’s investment and is able, without impairing such Employee’s financial condition, to hold the Shares for an indefinite period of time and to suffer a complete loss of such Employee’s investment.

e.     Accredited Investor. The Employee is an “accredited investor’ within the meaning of Regulation D, Rule 501(a), promulgated by the Securities and Exchange Commission under the Securities Act.

f.     Rule 144. The Employee acknowledges that the Shares must be held indefinitely unless subsequently registered under the Securities Act or an exemption from such registration is available. The Employee is aware of the provisions of Rule 144 promulgated under the Securities Act which permit limited resale of shares subject to the satisfaction of certain conditions. The Employee acknowledges that, in the event all of the requirements of Rule 144 are not met, registration under the Securities Act or an exemption from registration will be required for any disposition of the Shares.

g.     Authorization. Each Party represents for itself and no other Party that:

i.     It has all requisite power and authority to execute and deliver this Agreement, and to carry out and perform its obligations under the terms hereof. All action on the part of such Party necessary for the authorization, execution, delivery and performance of this Agreement, and the performance of all of such Party’s obligations herein, has been taken.

2

ii.     This Agreement, when executed and delivered by it, will constitute the valid and legally binding obligation of such Party, enforceable in accordance with its terms except: (i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors’ rights generally, and (ii) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies or by general principles of equity.

iii.     No consent, approval, authorization, order, filing, registration or qualification of or with any court, governmental authority or third person is required to be obtained by it in connection with the execution and delivery of this Agreement by such Party or the performance of such Party’s obligations hereunder.

j.     Brokers or Finders. Each Party represents that it has not engaged any brokers, finders or agents, and that the other Party has not, and will not, incur, directly or indirectly, as a result of any action taken by it, any liability for brokerage or finders’ fees or agents’ commissions or any similar charges in connection with this Agreement and the transactions related hereto.

k.     Tax Advisors. Each Party represents that it has reviewed with its own tax advisors the U.S. federal, state, local and foreign tax consequences of this investment and the transactions contemplated by this Agreement. With respect to such matters, it has relied solely on its advisors and not on any statements or representations of the other Party hereto or any of such other Party’s agents, written or oral. It understands that the Company shall be responsible for the payroll and other tax liability that may arise as a result of this grant or the transactions contemplated by this Agreement as specifically set forth in Section 2 hereto.

l.      Legends. The Employee understands and agrees that the certificates evidencing the Shares shall bear legends in substantially the form as follows (in addition to any legend required by any other applicable agreement or under applicable state securities laws):

“THE SHARES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF ANY STATE, AND MAY NOT BE SOLD, TRANSFERRED, ASSIGNED, PLEDGED OR HYPOTHECATED UNLESS AND UNTIL REGISTERED UNDER SUCH ACT AND/OR APPLICABLE STATE SECURITIES LAWS, OR UNLESS THE COMPANY HAS RECEIVED AN OPINION OF COUNSEL OR OTHER EVIDENCE, REASONABLY SATISFACTORY TO THE COMPANY AND ITS COUNSEL, THAT SUCH REGISTRATION IS NOT REQUIRED.”

“THE SHARES HAVE BEEN ISSUED PURSUANT TO THE TERMS OF A RESTRICTED STOCK AGREEMENT DATED DECEMBER 28, 2011 AND MAY NOT BE SOLD, ASSIGNED, TRANSFERRED, DISCOUNTED, EXCHANGED, PLEDGED OR OTHERWISE ENCUMBERED OR DISPOSED OF IN ANY MANNER, EXCEPT AS SET FORTH IN THE TERMS OF SUCH AGREEMENT. A COPY OF SUCH AGREEMENT IS ON FILE IN THE OFFICE OF THE COMPANY.

3

4.       Governing Law; Entire Agreement; Counterparts. The interpretation of this Agreement shall be governed by the internal laws of the State of Delaware, without regards to the principles of conflicts of laws thereof. This Agreement contains the entire agreement of the Parties with respect to the subject matter hereof and supercedes all prior agreements and understandings, oral or written, with respect to such matters, and there are no representations, covenants, or other agreements except as stated or referred to herein. Neither this Agreement nor any of the provisions herein shall be modified, waived, discharged, or terminated except by an instrument in writing signed by the Party against whom any modification, waiver, discharge, or termination is sought. This Agreement may be executed through the use of separate signature pages or in any number of counterparts, and each of such counterparts shall, for all purposes, constitute one agreement binding on all the Parties, notwithstanding that all Parties are not signatories to the same counterpart.

5.       Restrictions.

a.       The Shares held by each Employee shall be subject to a restricted period (the “Restricted Period”) that shall commence on the Effective Date and shall end with respect to such Employee’s Shares on the occurrence of the following events (each a “Restricted Event”): with respect to 20% of the Shares, on the closing of a financing of at least $1.0 million; with respect to 20% of the Shares, on the successful testing/demonstration of the Argus One airship at the Nevada Test Site (or another government/military sponsored facility); with respect to 20% of the Shares, on the signing of a Global Telesat Corp. (“GTC”) contract for the construction of a satellite ground station; with respect to 20% of the Shares, on the signing of a GTC contract for messaging and tracking services with a value of at least $500,000; and with respect to the remaining 20% of the Shares, on the signing of a partnership/memorandum of understanding with Texas or any of the six locations announced as U.S. approved unmanned aerial systems test sites.

b.       The Shares held by each Employee shall be subject to being forfeited by such Employee to the Company as provided in this Agreement, and no Employee may sell, assign, transfer, discount, exchange, pledge or otherwise encumber or dispose of any of his or her Shares, unless the restrictions applicable to such Shares under this Agreement have terminated in accordance with the provisions of this Agreement.

c.       If a Restricted Event occurs, the restrictions applicable hereunder as set forth in this Section 5 on the applicable percentage of each Employee’s Shares shall terminate.

d.       If all of the Restricted Events do not occur before an Employee’s relationship with the Company terminates for any reason, then on the date of the termination of such Employee’s relationship, all of such Employee’s Shares still subject to vesting restrictions as set forth in this Section 5 shall be forfeited by such Employee and promptly (but in no event later than the fifth day thereafter) be transferred back to the Company at no cost to the Company.

4

e.       If a Change in Control (as defined in Section 5.f hereof) occurs while any restrictions as set forth in this Section 5 are still applicable to an Employee’s Shares and while an Employee still has a relationship with the Company, the restrictions applicable hereunder as set forth in this Section 5 on all of such Employee’s Shares still subject to vesting restrictions hereunder shall terminate.

f.       For the purposes of this Agreement, a “Change in Control” shall be deemed to have occurred upon the consolidation with or the acquisition by another entity of the Company in a merger or other reorganization in which the holders of the outstanding voting stock of the Company immediately preceding the consummation of such event shall, immediately following such event, hold, as a group, less than a majority of the voting securities of the surviving or successor entity or its ultimate parent, or in the event of a sale or all or substantially all of the Company’s assets.

g.       Subject to the provisions of this Agreement, upon the issuance of the Shares to an Employee, such Employee shall become the owner thereof for all purposes and shall have all rights as a stockholder, including voting rights and the right to receive dividends and distributions, with respect to such Shares.  If the Company shall pay or declare a dividend or make a distribution of any kind, whether due to a reorganization, recapitalization or otherwise, with respect to the shares of Company common stock constituting the Shares, then the Company shall pay or make such dividend or other distribution with respect to the Shares; provided, however, that the cash, stock or other securities and other property constituting such dividend or other distribution shall be held by the Company subject to the restrictions applicable hereunder to the Shares until the Shares are either forfeited by an Employee and transferred to the Company or the restrictions thereon terminate as set forth in this Agreement.  If the Shares with respect to which such dividend or distribution was paid or made are forfeited by an Employee pursuant to the provisions hereof, then such Employee shall not be entitled to receive such dividend or distribution and such dividend or distribution shall likewise be forfeited and transferred to the Company.  If the restrictions applicable to the Shares with respect to which such dividend or distribution was paid or made terminate in accordance with the provisions of this Agreement, then an Employee shall be entitled to receive such dividend or distribution with respect to such shares, without interest, and such dividend or distribution shall likewise be delivered to such Employee.

[Remainder of Page Intentionally Left Blank]

5

IN WITNESS WHEREOF, the Parties have caused this Agreement to be duly executed by their respective representatives thereonto duly authorized as of the day and year first above written.

WORLD SURVEILLANCE GROUP INC.

By:	/s/ Glenn D. Estrella
Name: Glenn D. Estrella
Title: President and CEO

EMPLOYEES:

/s/ Daniyel Erdberg
Daniyel Erdberg
2,500,000 Shares

Address:	1885 NE 117 Road
North Miami, FL 33181

/s/ Glenn D. Estrella
Glenn D. Estrella
5,000,000 Shares

Address:	1608 Sheridan Drive
Wall Township, NJ 07753

/s/ Barbara M. Johnson
Barbara M. Johnson
2,500,000 Shares

Address:	411 Walnut Street, #4440
Green Cove Springs, FL 32043

/s/ W. Jeffrey Sawyers
W. Jeffrey Sawyers
750,000 Shares

Address:	131 Calabria Springs Cove
Sanford, FL 32771

6